UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2014
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
As previously announced, on November 26, 2014, Alimera Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers identified on Schedule 1 of the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 8,291.873 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”, and such sale of the Series B Preferred Stock, the “Offering”) for a purchase price of $6,030.00 per share, or an aggregate purchase price of approximately $50.0 million. Each share of Series B Preferred Stock is convertible into 1,000 shares of the Company’s common stock at any time at the option of the holder, provided that the holder is prohibited from converting Series B Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s common stock then issued and outstanding. The Company also agreed to issue the Purchasers an additional 124.378 shares of Series B Preferred Stock as a subscription premium. The closing of the Offering occurred on December 12, 2014 (the “Closing”). A copy of the Purchase Agreement is attached hereto as Exhibit 10.56, and is incorporated herein by reference.
In connection with the Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Preferred Stock ranks junior to the Company’s existing Series A Convertible Preferred Stock, and senior to the Company’s common stock, with respect to rights upon liquidation. The Series B Preferred Stock ranks junior to all existing and future indebtedness. The Series B Preferred Stock is not redeemable at the option of the holder. The Series B Preferred Stock is not subject to any price-based or other anti-dilution protections and does not provide for any accruing dividends. Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock does not have voting rights. The foregoing summary of the Series B Preferred Stock is qualified in its entirety by the Certificate of Designation, attached hereto as Exhibit 3.6, which is incorporated herein by reference.

Item 8.01. Other Events
On December 15, 2014 the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
10.56	Securities Purchase Agreement, dated November 26, 2014, by and among Alimera Sciences, Inc. and the purchasers party thereto.
99.1	Press Release dated December 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: December 15, 2014	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
10.56	Securities Purchase Agreement, dated November 26, 2014, by and among Alimera Sciences, Inc. and the purchasers party thereto.
99.1	Press Release dated December 15, 2014.